INSTRUCTIONS TO REGISTERED HOLDER
OR DTC PARTICIPANT
FROM BENEFICIAL OWNER
FOR
 6.50% NOTES DUE 2018
OF
NATIONAL FUEL GAS COMPANY

     The undersigned hereby acknowledges receipt of the Prospectus dated                               , 2008 (the “Prospectus”) of National Fuel Gas Company, a New Jersey corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange $300,000,000 of its 6.50% Notes due 2018 (“New Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for an identical principal amount of its outstanding 6.50% Notes due 2018 which have not been registered under the Securities Act (the “Original Notes”). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

     The principal amount of the Original Notes held by you for the account of the undersigned is (fill in the amount):

                     $_____________

     (principal amount of Original Notes).

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Original Notes held by you for the account of the undersigned.

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

                     $_____________

     (principal amount of Original Notes).

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned is instructing you to tender any or all of the Original Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

     (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that: (i) the New Notes or book-entry interests therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of New Notes or interests therein obtained by such holder in exchange for Original Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive New Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Original Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

     (b) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

     (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Original Notes.

SIGN HERE

Name of beneficial owner(s) (please print): ________________________________________________________

Signature(s): _________________________________________________________________________________

Address: ____________________________________________________________________________________

Telephone Number: ___________________________________________________________________________

Taxpayer Identification or Social Security Number: _________________________________________________

Date: __________________, 2008